UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2005

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado		81620
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(970) 845-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2005, VA Rancho Mirage Resort, L.P., a limited partnership owned by wholly owned subsidiaries of Vail Resorts, Inc.,(the "Company") entered into an agreement to sell the assets constituting The Lodge at Rancho Mirage (the "Hotel") for $33.0 million to GENLB-Rancho LLC ("GenLB"), a partnership led by the Gencom Group, a private Miami-based hospitality investment firm ("Gencom"). The sale price is subject to adjustment based on certain provisions within the agreement. The transaction is scheduled to close in late July 2005, subject to certain closing conditions. The Company will continue to manage the Hotel under the RockResorts brand name pursuant to a multi-year management agreement with GenLB. Included in the sale of the Hotel are certain parcels of land adjacent to the Hotel, which GenLB plans to pursue for real estate development, of which the Company will share in a portion of the future profits, if any, from such development.

Item 8.01. Other Events.

On July 5, 2005, the Company issued a press release announcing the sale of The Lodge at Rancho Mirage. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated July 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005		Vail Resorts, Inc.
	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President and Chief Financial Officer